UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008
ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
1204 Pilgrim Road, Plymouth, Wisconsin 53073
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (a) Not applicable.
          (b) Not applicable.
          (c) Not applicable.
          (d) Not applicable.
          (e) On April 14, 2008, Orion Energy Systems, Inc. (the “Company”) entered into an Executive Employment and Severance Agreement (the “Employment Agreement”), the general content of which was previously disclosed by the Company in its Registration Statement on Form S-1 (Reg. No. 333-145569), with Neal R. Verfuerth (“Mr. Verfuerth”). The Employment Agreement superceded and terminated the Employment Agreement, dated as of April 1, 2005 (the “Former Agreement”), by and between the Company and Mr. Verfuerth.
          Among other matters, the Former Agreement entitled Mr. Verfuerth to initial ownership of any intellectual property work product (which included all writings, documents, inventions, ideas, techniques, research, processes, procedures, designs, products, and marketing and business plans and all know-how, data and rights relating to such items, whether or not copyrightable or patentable) made, conceived, discovered or developed by Mr. Verfuerth (“Intellectual Property Rights”) during the term of the Former Agreement, subject to the Company’s option to acquire, for a fee, any such Intellectual Property Rights pursuant to intellectual property assignment agreements. Under the Former Agreement, the Company acquired the full and exclusive right, title and interest in and to eight patented and patent pending Intellectual Property Rights created by Mr. Verfuerth in consideration of payments to Mr. Verfuerth from the Company totaling $144,000 per year throughout the life of such patents and patents pending (the “Structured Payments”).
          Pursuant to the Employment Agreement, the Company agreed to pay Mr. Verfuerth a lump sum of $950,000 in consideration of Mr. Verfuerth’s agreement to terminate the Former Agreement, including all of the Company’s obligations to pay Mr. Verfuerth the Structured Payments, and to irrevocably transfer, convey and assign to the Company, as the Company’s exclusive property, all of Mr. Verfuerth’s prior, current and future Intellectual Property Rights created by Mr. Verfuerth during the term of his employment with the Company. The amount of such lump sum payment was based on a certified valuation of Mr. Verfuerth’s Intellectual Property Rights performed by an independent valuation firm which was commissioned by the Compensation Committee of the Company’s Board of Directors, and was determined by final negotiations between Mr. Verfuerth and the Compensation Committee. The lump sum payment was in the low end of the range of the value of the Structured Payments estimated by the independent valuation firm. As a result of entering into the Employment Agreement, the Company now has the full and exclusive right of ownership to all of Mr. Verfuerth’s prior, current and future Intellectual Property Rights.
          Additionally, under the Employment Agreement, the Company will continue to employ Mr. Verfuerth as the Company’s President and Chief Executive Officer for an initial term through March 31, 2009, after which the Employment Agreement will automatically renew for successive two-year terms, unless either party provides advance notice of non-renewal. The Employment Agreement entitles Mr. Verfuerth to a base salary of $460,000 for the Company’s fiscal year ending March 31, 2009 and provides that his base salary may be increased thereafter from time to time by the Board of Directors of the Company. The Employment Agreement also provides that Mr. Verfuerth will (i) receive an automobile allowance and certain Company-provided insurance benefits and (ii) be entitled to participate in incentive plans and programs and other employee benefit plans that are generally provided to senior executives of the Company.
          Under the Employment Agreement, if Mr. Verfuerth’s employment is terminated without “Cause” (as defined in the Employment Agreement) or for “Good Reason” (as defined in the

Employment Agreement) prior to the end of the employment period, then Mr. Verfuerth will be entitled to (i) a lump sum severance benefit equal to two times the sum of his base salary plus the average of the prior three years’ bonuses; (ii) a pro rata bonus for the year of the termination; and (iii) COBRA premiums at the active employee rate for the duration of his COBRA continuation coverage period. The Employment Agreement also requires Verfuerth not to, during his employment and for two years following the termination of his employment: (x) disclose any confidential information of the Company; (y) compete with the Company; or (z) solicit the employees or other persons with business relationships with the Company.
          The Employment Agreement provides that, upon a “Change of Control” (as defined in the Employment Agreement), Mr. Verfuerth’s employment term would automatically be extended for three years. Following the Change of Control, Mr. Verfuerth would be guaranteed the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as prior to the Change of Control. In addition, Mr. Verfuerth would be guaranteed participation in salaried and executive benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the Change of Control. The severance provisions would remain the same as in the pre-Change of Control context as described above, except that the multiplier used to determine the severance amount and the post-Change of Control employment term would increase to three from two.
          The Employment Agreement contains “valley” excise tax provisions that provide that all amounts payable to Mr. Verfuerth under his Employment Agreement and any other of the Company’s agreements or plans that constitute change of control payments will be cut back to one dollar less than three times Mr. Verfuerth’s “base amount,” as defined by Internal Revenue Code (“Code”) Section 280G, unless he would retain a greater amount by receiving the full amount of the payment and personally paying the excise taxes. Under the Employment Agreement, the Company would not be obligated to gross up Mr. Verfuerth for any excise taxes imposed on excess parachute payments under Code Section 280G or 4999.
          The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          1. Not applicable.
          2. Not applicable.
          3. Not applicable.
          4. Exhibits. The following exhibit is being filed herewith:
(10.1)	Executive Employment and Severance Agreement, dated April 14, 2008, between the Company and Neal R. Verfuerth.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: April 17, 2008	By:	/s/ Daniel J. Waibel
Daniel J. Waibel
Chief Financial Officer and Treasurer

ORION ENERGY SYSTEMS, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number

(10.1)	Executive Employment and Severance Agreement, dated April 14, 2008, between the Company and Neal R. Verfuerth.

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